NEWS RELEASE

Lincoln Financial Group Reports Second Quarter 2005 Earnings
Retail and Institutional Net Flows Support Solid Second Quarter Results

PHILADELPHIA, August 1, 2005 - Lincoln National Corporation (NYSE:LNC) today reported net income of $197.9 million, or $1.13 per diluted share for its second quarter of 2005. By comparison, net income for the second quarter of 2004 was $187 million, or $1.04 per diluted share.

Income from operations for the second quarter of 2005 was $218.6 million, or $1.25 per diluted share, compared with $181.4 million, or $1.00 per diluted share, in the second quarter of 2004. Return on equity (ROE), based on income from operations, for the quarter was 16.2%. The attached table defines and reconciles income from operations and ROE, non-GAAP measures, to net income and ROE calculated in accordance with GAAP.

While benefiting from continued growth in deposits across the enterprise, the second quarter was impacted by better than expected performance in Lincoln’s alternative investments, specifically partnership income and fees earned from its standby real estate equity commitment program. In addition, the quarter’s results included a favorable tax adjustment. “Although these income items vary in magnitude quarter to quarter, they provide economic value that can be invested into the business or returned to shareholders,” said Jon A. Boscia, chairman and chief executive officer of Lincoln Financial Group.

Consolidated domestic retail deposits, which include annuities, mutual funds, life insurance and other personal wealth accumulation products, reached $6.9 billion, up 48% over the second quarter of 2004. Lincoln reported consolidated retail net flows for the quarter of $3.5 billion, up 110% from the prior year quarter. Institutional net flows were a record $4.1 billion in the quarter, up 100% over the prior year quarter and up 238% over first quarter, 2005.

“Both the retail and institutional businesses delivered robust results in the second quarter, as Lincoln continued to shape its business around clients’ retirement and income objectives,” said Boscia.

Lincoln Retirement

Second quarter income from operations for the retirement segment was $119.4 million versus $101.8 million for the same period a year ago. Income from operations in 2005 and 2004 benefited from approximately $20 million and $14 million respectively, after-tax, of better than expected investment income.

Gross deposits were $2.5 billion for the quarter, while net flows reached a record $857 million. The second quarter was fueled by strong performance in the following retirement income products and features:

▪
The Lincoln SmartSecuritySM Advantage, a step-up withdrawal rider on individual variable annuity products, was elected on 54% of second quarter deposits on those products where the rider is available, consistent with the prior quarter.

▪
Lincoln’s i4LIFE® Advantage, a patented individual variable annuity rider that provides investors with a retirement income management tool, recorded year-to-date elections of $408 million, nearly achieving the full-year 2004 level of $410 million. Total assets under management have now crested at $1 billion.

▪	The Lincoln Alliance® Program, an employer-sponsored retirement plan solution, reached $336 million in deposits in the second quarter, 2005.

“The strong deposits and net flows across multiple retirement planning solutions demonstrate Lincoln’s ability to respond to prevailing and emerging market needs while adhering to our prescribed risk tolerance levels.” said Boscia.

Life Insurance

Life insurance income from operations was $75.8 million, compared to $76.2 million in the second quarter of 2004. Income from operations in 2005 and 2004 included approximately $5 million and $4 million respectively, after-tax, of better than expected investment income.  The benefit in the second quarter 2005 was partially offset by unfavorable mortality expenses of approximately $2 million.

First year premiums from retail life insurance were consistent with the prior year quarter. Included in the first year retail premiums was a 34% increase in variable universal life over second quarter 2004. “Once again, the strength and diversity in the life product portfolio coupled with our strategic partnerships provided balance to Lincoln’s results,” said Boscia. “We are excited to see the innovative Lincoln VULONE product, a hybrid variable universal life policy with upside potential and downside protection, gaining traction in the marketplace,” added Boscia.

Investment Management

The investment management segment reported income from operations of $3.9 million for the quarter, compared with income from operations of $13.4 million for the same period a year ago. The year ago quarter included $4 million of income from operations from Delaware International Advisors Ltd. (DIAL), which was sold in September, 2004. In the second quarter of 2005, income from operations benefited from strong flows and investment performance, offset by net costs associated with recent investment talent acquisitions of approximately $4 million, consistent with management’s first quarter guidance.

Total net flows were a record $6.4 billion, with deposits reaching a record $4.0 billion in the retail division and a record $5.9 billion in the institutional division.

“With the addition of an international value equity team in June, combined with three prior talent acquisitions in key investment styles, Delaware is well positioned with strong performance in all major asset classes,” said Boscia.

Lincoln UK

For the second quarter, the Lincoln UK segment continued to produce positive results, as it reported income from operations of $10.3 million, which compares with $10.7 million in the second quarter of 2004.

Corporate and Other

Corporate and Other recorded income from operations for the second quarter of $9.2 million, versus an operating loss of $20.7 million in the second quarter of 2004. Distribution losses were $9.8 million in the second quarter of 2005 versus $11.8 million a year ago. The reduction in distribution losses at Lincoln Financial Distributors reflects gains in wholesaler productivity and level fixed expenses,  despite a nearly 20% increase in the number of wholesalers during the last year. Progress at Lincoln Financial Advisors reflects the implementation of their Consistency of Excellence model and the associated  reduction in operating expenses.  The second  quarter  of 2005  included  a $23.5  million,  after-tax, reduction in the deferred tax asset valuation allowance  previously  established in the company's Barbados subsidiary.

2005 Outlook

In the second half of 2005, Lincoln expects to deliver solid deposits and flows in variable annuities, employer-sponsored, and investment management businesses. A diverse product portfolio, investment performance, and strategic distribution relationships should continue to drive results.

For the retirement segment, Lincoln anticipates income from operations, as reported in the second quarter of 2005, to benefit from continued positive variable flows, excluding the period’s better than expected investment income items and adjusted for the equity markets.

Lincoln expects the life segment’s income from operations to build from results reported in the second quarter after factoring in greater than expected investment income items and assuming normalized mortality. Lincoln’s expectation for growth assumes a modest increase in life insurance in-force and is sensitive to the mix of business between permanent and term insurance.  Lincoln continues to expect first year premiums for 2005 to equal or modestly outperform 2004 levels. Life sales continue to be pressured by competitive market conditions, while the effect of the revised regulatory reserving requirements on universal life sales is unclear at this time.

For investment management, Lincoln expects income from operations to build from levels experienced throughout 2004 after adjusting for the sale of DIAL and incorporating equity market impacts. As outlined in first quarter guidance, Lincoln anticipates $1 million per quarter, after tax, of additional expenses related to investment talent acquisitions.

Lincoln confirms its previous guidance for a modest improvement in distribution results over 2004 levels, recognizing these results remain sensitive to sales, especially life insurance, which traditionally increase in the later half of the year. The outlook for distribution assumes continued successful implementation of the new affiliation model at Lincoln Financial Advisors as well as continued wholesaler expansion and productivity gains at Lincoln Financial Distributors.

Lincoln confirms previous 2005 guidance for the UK segment income from operations, the reinsurance deferred gain amortization income, and the annual pre-tax interest expense. Lincoln’s equity market guidance and spread compression guidance remain unchanged from the sensitivity detailed in its 2004 10-K.

This outlook contains estimates that are forward-looking, and Lincoln’s actual experience in 2005 will almost certainly differ from many of the assumptions utilized in the outlook.  The company’s expectations for these and a large number of other factors will probably change, leading us to revise our estimates over time. Please see the Forward-Looking Statements - Cautionary Language that follow for additional factors that may cause actual results to differ materially from our current expectations.

Capital and Share Repurchase

As of June 30, 2005, the book value per share of Lincoln National Corporation common stock, excluding accumulated other comprehensive income, was $31.56, compared with $28.51 a year ago. Book value per share, including accumulated other comprehensive income, was $36.86, compared with $31.32 a year ago. In the second quarter of 2005, 1.58 million shares were repurchased at a total cost of $69 million.

Lincoln National Corporation will discuss the company’s second quarter results with investors in a conference call beginning at 11:00 a.m. (ET) on Tuesday, August 2, 2005. The company will also post its second quarter 2005 statistical supplement on its Web site, www.lfg.com.

Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. With headquarters in Philadelphia, Lincoln Financial Group has consolidated assets of $119 billion as of June 30, 2005, and had annual consolidated revenues of $5.4 billion in 2004. Through its wealth accumulation, retirement income and wealth protection businesses, the company provides annuities, life insurance, 401(k) and 403(b) plans, savings plans, mutual funds, managed accounts, institutional investment, and comprehensive financial planning and advisory services. For more information, please visit www.lfg.com.

For more information please visit www.lfg.com

Contacts:	Priscilla Brown
215 448-1422
Vice President, Investor Relations and Strategic Communications
investorrelations@LFG.com

Jim Sjoreen
215 448-1420
Vice President, Investor Relations
investorrelations@LFG.com

Tom Johnson
215 448-1454
Second Vice President, Media Relations
mediarelations@LFG.com

Definition of Income (Loss) from Operations and ROE
Income (loss) from operations and ROE, as used in the earnings release, are non-GAAP financial measures and are not substitutes for net income (loss) and ROE, calculated using GAAP measures. Income (loss) from operations represents after-tax results excluding, as applicable, realized gains or losses on investments and derivatives, cumulative effect of accounting changes, restructuring charges, reserve changes on business sold through reinsurance, gain on sale of subsidiaries and book of business and loss on early retirement of debt. The earnings used to calculate ROE, as used in the earnings release, are income (loss) from operations. Income (loss) from operations is an internal measure used by the company in the management of its operations. Management believes that this performance measure explains the results of the company’s ongoing operations in a manner that allows for a better understanding of the underlying trends in the company’s current business because the excluded items are either unpredictable and/or not related to decisions regarding the underlying businesses.

	For the Quarter		For the Six Months
	Ended June 30,		Ended June 30,
	2005	2004	2005	2004
Net Income	$197.9	$187.0	$376.8	$317.5

Less:
Net realized gain/loss on investments	(5.9)	(6.7)	(7.7)	(19.8)
Restructuring charges	(15.0)	(3.5)	(16.3)	(10.9)
Reserve development and related amortization
on business sold through reinsurance	0.2	0.2	0.4	0.4
Gain on sale of subsidiaries/businesses		15.6	9.3	15.6
Cumulative effect of accounting change				(24.5)
Income from Operations	$218.6	$181.4	$391.1	$356.7

Earnings per share (diluted)
Net Income	$1.13	$1.04	$2.14	$1.75
Income from Operations	$1.25	$1.00	$2.22	$1.97

Average Equity
(Excluding accumulated other comprehensive income)	$5,392.3	$5,024.6	$5,365.6	$5,020.7

Return on Equity
Net Income	14.7%	14.9%	14.0%	12.6%
Income from Operations	16.2%	14.4%	14.6%	14.2%

LINCOLN NATIONAL CORPORATION
DIGEST OF EARNINGS

	For the Quarter Ended June 30
	2005	2004

Revenue	$1,373,176,000	$1,358,719,000
Net Income	197,862,000	187,003,000

EPS -Basic	$1.15	$1.05
EPS - Diluted	$1.13	$1.04

Ave. Shares - Basic	172,758,060	177,354,689
Ave. Shares - Diluted	175,353,027	180,301,429

	For the Year Ended June 30
	2005	2004

Revenue	$2,686,416,000	$2,617,750,000
Net Income	376,798,000	317,460,000

EPS -Basic	$2.18	$1.79
EPS - Diluted	$2.14	$1.75

Ave. Shares - Basic	173,224,239	177,815,095
Ave. Shares - Diluted	175,811,246	180,755,830

Forward-Looking Statements - Cautionary Language

Certain statements made in this release and in other written or oral statements made by LNC or on LNC’s behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe”, “anticipate”, “expect”, “estimate”, “project”, “will”, “shall” and other words or phrases with similar meaning. LNC claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements include, among others:

•
Legislative, regulatory or tax changes, both domestic and foreign, including Actuarial Guideline 38, that affect the cost of, or demand for, LNC’s products, the required amount of reserves and/or surplus, or otherwise affect our ability to conduct business, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees under universal life and variable annuity products; restrictions on revenue sharing and 12b-1 payments; and the repeal of the federal estate tax;

•
The institution of legal or regulatory proceedings against LNC or its subsidiaries and the outcome of any legal or regulatory proceedings, such as: (a) adverse actions related to present or past business practices common in businesses in which LNC and its subsidiaries compete; (b) adverse decisions in significant actions including, but not limited to, actions brought by federal and state authorities, and extra-contractual and class action damage cases; (c) new decisions which change the law; and (d) unexpected trial court rulings;

•	Changes in interest rates causing a reduction of investment income, the margins of LNC’s fixed annuity and life insurance businesses and demand for LNC’s products;
•
A decline in the equity markets causing a reduction in the sales of LNC’s products, a reduction of asset fees that LNC charges on various investment and insurance products, an acceleration of amortization of deferred acquisition costs and an increase in liabilities related to guaranteed benefit features of LNC’s variable annuity products;

•	Ineffectiveness of LNC’s various hedging strategies used to offset the impact of declines in the equity markets;
•
A deviation in actual experience regarding future persistency, mortality, morbidity, interest rates and equity market returns from LNC’s assumptions used in pricing its products, in establishing related insurance reserves, and in the amortization of intangibles that may result in an increase in reserves and a decrease in net income;

•
The effect of life settlement business on persistency assumptions used in pricing life insurance business, which may cause profitability of some business to fall below expectations and could potentially result in deficient reserves;

•	Changes in GAAP that may result in unanticipated changes to LNC’s net income;
•
Lowering of one or more of LNC’s debt ratings issued by nationally recognized statistical rating organizations, and the adverse impact such action may have on LNC’s ability to raise capital and on its liquidity and financial condition;

•
Lowering of one or more of the insurer financial strength ratings of LNC’s insurance subsidiaries, and the adverse impact such action may have on the premium writings, policy retention, and profitability of its insurance subsidiaries;

•
Significant credit, accounting, fraud or corporate governance issues that may adversely affect the value of certain investments in the portfolios of LNC’s companies requiring that LNC realize losses on such investments;

•
The impact of acquisitions and divestitures, restructurings, product withdrawals and other unusual items, including LNC’s ability to integrate acquisitions and to obtain the anticipated results and synergies from acquisitions;

•	The adequacy and collectibility of reinsurance that LNC has purchased;
•	Acts of terrorism or war that may adversely affect LNC’s businesses and the cost and availability of reinsurance;
•	Competitive conditions that may affect the level of premiums and fees that LNC can charge for its products;
•
The unknown impact on LNC’s business resulting from changes in the demographics of LNC’s client base, as aging baby-boomers move from the asset-accumulation stage to the asset-distribution stage of life;

•	Loss of key portfolio managers in the Investment Management segment, financial planners in Lincoln Financial Advisors or wholesalers in Lincoln Financial Distributors; and
•
Changes in general economic or business conditions, both domestic and foreign, that may be less favorable than expected and may affect foreign exchange rates, premium levels, claims experience, the level of pension benefit costs and funding, and investment results.

The risks included here are not exhaustive. LNC’s annual reports on Form 10-K, current reports on Form 8-K and other documents filed with the Securities and Exchange Commission include additional factors which could impact LNC’s business and financial performance. Moreover, LNC operates in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the impact of all risk factors on LNC’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undo reliance on forward-looking statements as a prediction of actual results. In addition, LNC disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this report.